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                              NAME OF WARRANTHOLDER:___________________________



                                MANGOSOFT, INC.

                               WARRANT AGREEMENT

     This Warrant Agreement (this "Agreement"), dated as of June 8, 2000, is made by and between MangoSoft, Inc., a corporation organized under the laws of the State of Nevada (the "Company"), and the undersigned (the "Warrantholder").

     Subject to the terms and conditions hereof, the Company agrees to issue to the Warrantholder warrants as hereinafter described (the "Warrants") to purchase up to the aggregate number of shares of common stock of the Company, par value $0.00l per share (the "Common Stock"), specified on the signature page hereto, at the Warrant Price (as defined below) specified on the signature page hereto, subject to adjustment as provided herein.

     As used herein: (i) the terms "Share" or "Shares" shall mean collectively the Common Stock issuable upon exercise of the Warrants together with any other securities issuable upon such exercise as provided herein; (ii) the term "Warrants" shall include any and all warrants outstanding pursuant to this Agreement, including those evidenced by a certificate or certificates issued upon division, exchange or substitution pursuant to this Agreement; and (iii) the term "Warrant Price" shall mean the price per share of Common Stock at which the Common Stock shall at any time be purchasable upon exercise of the Warrants. The issuance of the Warrants shall occur as soon as practicable following the execution of this Agreement.

     For the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder, the Company and the Warrantholder, for value received, the adequacy and sufficiency of which are hereby acknowledged, agree as follows:

     Section 1. Transferability and Form of Warrants.

     1.1. Registration. The Warrants shall be numbered and shall be registered on the books of the Company when issued in accordance with Nevada corporate practice.

     1.2. Transfer. The Warrants shall be transferable only on the books of the Company maintained at its principal office in Westborough, Massachusetts or wherever its principal office may then be located, upon delivery thereof duly endorsed by the Warrantholder seeking such transfer or by its duly authorized attorney or representative, accompanied by proper evidence of succession, assignment or authority to transfer. Upon any registration of transfer, the Company shall execute and deliver new Warrants to the person entitled thereto.

     1.3. Form of Warrants. The form of certificate evidencing the Warrants shall be substantially as attached hereto. Certificates evidencing the Warrants shall be executed on behalf of


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the Company by its President or any Vice President, and shall be dated as of the date of execution thereof.

     1.4. Legend on Warrants and Shares. The Warrants, and the Shares issuable upon the exercise thereof, have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). Each certificate for the Warrants shall bear the following legend:

          "THE WARRANTS REPRESENTED BY THIS CERTIFICATE, AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF SUCH WARRANTS, HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. SUCH WARRANTS MAY NOT BE SOLD, ASSIGNED, EXCHANGED OR OTHERWISE TRANSFERRED IN ANY MANNER AND SUCH COMMON STOCK MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

     And each certificate for the Shares shall bear substantially the following legend:

          "THE COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

     Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public distribution pursuant to a registration statement under the Securities Act of the securities represented thereby) shall also bear a like legend unless, in the opinion of the Company's counsel, the securities represented thereby need no longer be subject to such restrictions.

     Section 2. Exchange of Warrant Certificate. Any Warrant certificate may be exchanged for another certificate or certificates entitling a Warrantholder to purchase a like aggregate number of Shares as the certificate or certificates surrendered then entitles such Warrantholder to purchase. Any Warrantholder desiring to exchange a Warrant certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate evidencing the Warrant to be so exchanged. Thereupon, the Company shall execute and deliver to the person entitled thereto a new Warrant certificate as so requested.

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     Section 3. Term and Exercise of Warrants.

     (a) Subject to the terms of this Agreement, each Warrantholder shall have the right, at any time prior to the termination date specified on the signature page hereto (the "Termination Date"), to purchase from the Company up to the number of fully paid and nonassessable Shares which such Warrantholder may at the time be entitled to purchase pursuant to this Agreement, upon surrender to the Company at its principal office of the certificates evidencing the Warrants to be exercised, with the attached purchase form duly completed and signed, and upon payment to the Company of the Warrant Price (as determined in accordance with the provisions hereof) for the number of Shares in respect of which such Warrants are then exercised, but in no event for fewer than 100 Shares (unless fewer than an aggregate of 100 Shares are then purchasable under all outstanding Warrants held of record by a Warrantholder). Payment of the aggregate Warrant Price shall be made in cash or by certified or cashier's check or any combination thereof.

     (b) At any time prior to the Termination Date, in lieu of exercising the Warrants as provided in Section 3(a) above, and subject to all applicable law and all applicable regulatory approvals, limitations and restrictions, the Warrantholder may elect to receive, without any cash payment, a number of Shares equal to the value as determined below of any or all of the Warrants held of record by the Warrantholder, upon surrender to the Company at its principal office of the certificates evidencing such Warrants, with the attached cashless exercise form duly completed and signed, in which event the Company shall issue to the Warrantholder a number of Shares computed using the following formula:


(X = {Y(A-B)} OVER A}




where

          X    = the number of shares of Common Stock to be issued pursuant to this Section 3(b).

          Y    = the number of shares of Common Stock issuable upon exercise of the surrendered Warrants.

          A    = the average of the Market Price of the Common Stock for the 10 consecutive trading days immediately preceding the date upon which the certificates evidencing the surrendered Warrants are received by the Company at its principal office.

          B    = the Warrant Price on such date.

     (c) For purposes of this Agreement, the term "Market Price" as of any specified date shall mean: (i) if the Common Stock is listed or admitted for trading on one or more United States national securities exchanges, the daily closing price for the Common Stock on that of such exchanges as may be designated by the Board of Directors of the Company (the "Board") as the principal exchange on which the Common Stock is listed; (ii) if the Common Stock is not listed or admitted for trading on any United States national securities exchange, the daily closing bid price for the Common Stock on the Nasdaq National or SmallCap Market ("Nasdaq"); or (iii) if the Common Stock is not listed or admitted for trading on a United States national securities exchange or on Nasdaq, the closing bid price of the Common Stock on the Nasdaq OTC Bulletin Board. In the event that it is impracticable for the Board to establish the Market Price of the Common Stock pursuant to this Section 3 on any specified date, the "Market Price" shall be determined in good faith by the Board, such determination to be conclusive.

     (d) Upon surrender of Warrant certificates and payment of the Warrant Price, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Warrantholder, and in such name or names as such Warrantholder may designate, a certificate or certificates for the number of full Shares so acquired upon the exercise of the Warrant, together with cash, as provided herein, in respect of any fractional Shares otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of surrender of the Warrants being exercised and payment of the Warrant Price, notwithstanding that the certificate or certificates representing such securities shall not actually have been delivered or that the stock transfer books of the Company shall then be closed. The Warrants shall be exercisable at the election of a Warrantholder either in full or from time to time in part and, in the event that a certificate evidencing Warrants is exercised in respect of fewer than all of the Shares specified therein at any time prior to the Termination Date, a new certificate evidencing the remaining portion of the Warrants shall be issued by the Company.

     Section 4. Payment of Taxes. The Company will pay all taxes and fees, if any, attributable to the initial issuance of the Warrants or the issuance of the Shares upon exercise of the Warrants, except that the Company shall not be required to pay any tax or fee which may be payable in respect of any secondary transfer of the Warrants or such Shares.

     Section 5. Mutilated or Missing Warrants. In case the certificate or certificates evidencing any Warrants shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the affected Warrantholder, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Warrant and, if requested, at the cost and expense of the Warrantholder, a bond of indemnity in form and amount satisfactory to the Company. Applicants for such substitute Warrant certificates shall also comply with such other reasonable requirements as the Company may prescribe.

     Section 6. Reservation of Shares. There has been reserved, and the Company shall at all times keep reserved so long as any Warrants remain outstanding, out of its authorized capital stock, such number of shares of Common Stock as shall be subject to purchase under all outstanding Warrants.

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     Section 7. Adjustment of Number and Kind of Securities. The Warrant Price
and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events, as follows:

     7.1. Adjustments. In case the Company shall (i) pay a dividend in Common Stock or make a distribution in Common Stock, (ii) subdivide its outstanding Common Stock, (iii) combine its outstanding Common Stock into a smaller number of shares of Common Stock, or (iv) issue, by reclassification of its Common Stock, other securities of the Company, then the number of shares of Common Stock or other securities purchasable upon exercise of the Warrants immediately prior thereto shall be adjusted so that each Warrantholder shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Company which it would have owned or would have been entitled to receive immediately after the happening of any of the events described above, had the Warrants been exercised immediately prior to the happening of such event or any Record Date (as defined below) with respect thereto. In respect of the foregoing, the Warrant Price shall forthwith be proportionately decreased in the case of a subdivision or stock dividend, or proportionately increased in the case of a combination. For purposes hereof, "Record Date" shall mean the date of closing the transfer books of the Company for the determination of the shareholders entitled to any relevant dividend, distribution, subscription rights or other rights or for the determination of shareholders entitled to vote on any proposed merger, dissolution, liquidation or winding up of the Company. Any adjustment made pursuant to this subsection 7.1 shall become effective immediately on the effective date of such event retroactive to the Record Date, if any, for such event.

     7.2. No Adjustment for Dividends. Except as provided in subsection 7.1, no adjustment to the Warrants or any provision or condition thereof in respect of any dividends or distributions out of earnings of the Company shall be made during the term of the Warrants or upon the exercise of Warrants.

     7.3. No Adjustment in Certain Cases. No adjustment shall be made pursuant to this Section 7 in connection with the grant or exercise of options to purchase Common Stock under any of the Company's employee benefit plans.

     7.4. Preservation of Purchase Rights upon Merger, Consolidation, etc. In case of any consolidation of the Company with or merger of the Company into another entity or in case of any sale or conveyance to another entity of the property, assets or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing entity, as the case may be, shall execute with the Warrantholder an agreement that the Warrantholder shall have the right thereafter, upon exercise of the Warrants and payment of the Warrant Price in effect immediately prior to such consolidation, merger or sale, to purchase the kind and amount of shares and other securities and property which it would have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had the Warrants been exercised immediately prior thereto. In the event of a merger described in Section 368(a)(2)(E) of the Internal Revenue Code of 1986 (or any successor provision), in which the Company is the surviving corporation, the right to purchase Shares under the Warrants shall terminate on the date of such merger and thereupon the Warrants shall become null and void, but only if the controlling corporation (after such event) shall agree to substitute for the Warrants its warrants entitling the holder thereof to purchase the kind and amount of shares and other securities and property which it would have been entitled to receive had the Warrants been exercised immediately prior to such merger. Any such agreements referred to in this subsection 7.4 shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 7 hereof, and shall contain substantially the same terms, conditions and provisions as are contained herein immediately prior to such event. The provisions of this subsection 7.4 shall similarly apply to successive consolidations, mergers, sales or conveyances.

     7.5. Nominal Value of Common Stock. Before taking any action which would cause an adjustment effectively reducing the portion of the Warrant Price allocable to each share of Common Stock below the then nominal value per share of Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully-paid and nonassessable Shares upon exercise of the Warrants.

     7.6. Independent Public Accountants. The Company may retain a firm of independent public accountants (which may be any such firm regularly employed by the Company) to make any computation required hereunder, and a certificate signed by such firm shall be evidence of the correctness of any computation made hereunder.

     7.7. Statement on Warrant Certificates. Irrespective of any adjustments in the number of securities issuable upon exercise of the Warrants, Warrant certificates theretofore or thereafter issued may continue to express the same number of securities as are stated in the similar Warrant certificates initially issuable pursuant to this Agreement. However, the Company may, at any time in its reasonable discretion, make any change in the form of the Warrant certificate that it may deem appropriate and that does not affect the substance thereof, and any Warrant certificate hereafter issued, whether upon registration of transfer of, or in exchange or substitution for, an outstanding Warrant certificate, may be in the form so changed.

     Section 8. Fractional Interests. The Company shall not be required to issue fractional Shares upon the exercise of any Warrant. If any fraction of a Share would, except for the provisions of this Section 8, be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the Market Price (of the Common Stock for the 5 consecutive trading days immediately preceding the date the certificates evidencing the Warrants to be exercised are received by the Company at its principal office) multiplied by such fraction.

     Section 9. No Rights as Shareholder; Notices to Warrantholder. Nothing contained in this Agreement or in the Warrants shall be construed as conferring upon the Warrantholder or any transferee of any rights as a shareholder of the Company, including, without limitation, the right to vote, receive dividends, consent or receive notices as a shareholder in respect of any meeting of shareholders for the election of directors of the Company. If, however, at any time prior to the expiration of the Warrants and prior to their exercise in full, any one or more of the following events shall occur: (a) any action which would require an adjustment pursuant to Section 7.1 or 7.4; or (b) a dissolution, liquidation or winding up of the Company (other than in connection with a
                                       6

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consolidation, merger or sale of its property, assets and business as an entirety or substantially as an entirety) shall be proposed, then the Company shall give notice in writing of such event to the Warrantholder, as provided herein, at least 10 calendar days prior to the date fixed as the Record Date. Such notice shall specify such Record Date. Failure to mail or receive such notice or any defect therein shall not affect the validity of any action taken with respect thereto.

     Section 10. Restrictions on Transfer. The Warrantholder agrees and undertakes that if the Warrantholder proposes to sell or otherwise transfer any Warrants or Shares issuable upon exercise thereof, and if such Shares are not then registered for resale pursuant to an effective registration statement under the Securities Act, the Warrantholder proposing to make such transfer shall give written notice to the Company describing briefly the manner in which any such proposed transfer is to be made and no such transfer shall be made unless the Company shall have received an opinion of counsel for the Warrantholder reasonably acceptable to the Company, that registration under the Securities Act is not required with respect to such transfer.

     Section 11. Registration Rights.

     11.1. Registration. If the Company at any time proposes to register any of its Common Stock under the Securities Act for sale to the public, whether for its own account or for the account of other securityholders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Shares for sale to the public), the Company will use commercially reasonable efforts to cause the Shares issuable in respect of the Warrants then outstanding to be included in the securities to be covered by the registration statement proposed to be filed by the Company (the "Registration Statement"), all to the extent requisite to permit the sale or other disposition by the holder of such Shares so registered. In the event that any registration pursuant to this Agreement shall be, in whole or in part, an underwritten public offering of Common Stock, the number of Shares to be included in such an underwriting may be reduced (pro rata among the holders of Common Stock that shall have the right to have Common Stock included in such Registration Statement) if and to the extent that the managing underwriter shall be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company or the selling securityholders therein. The Company shall not be required to include the Shares of any holder unless the holder accepts in advance such terms of the underwriting as may be agreed upon by the Company and the managing underwriter, including, without limitation, any "lock-up" and indemnification provisions. The holder shall comply with such other requirements as may be imposed by the managing underwriter to effect an orderly distribution of the Shares. Notwithstanding the foregoing provisions, the Company may withdraw any Registration Statement without thereby incurring any liability to the holders of Shares.

     11.2. Indemnification and Contribution.

     (a) For purposes hereof: (i) the term "Selling Shareholder" shall mean any person or entity selling Common Stock pursuant to the Registration Statement, and any affiliate thereof; (ii) the term "Registration Statement shall include any preliminary prospectus, final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement; and (iii) the term "untrue statement" shall mean any untrue statement or alleged untrue statement of a material fact in

                                       7
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the Registration Statement, or any omission or alleged omission to state in the
Registration Statement a material fact required to be stated therein or necessary to make the statement therein, in the light of the circumstances under which they were made, not misleading.

     (b) The Company agrees to indemnify and hold harmless each Selling Shareholder from and against any losses, claims, damages or liabilities to which such Selling Shareholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement, or arise out of any failure by the Company to fulfill any undertaking included herein or in the Registration Statement, and the Company promptly will reimburse such Selling Shareholder for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Shareholder specifically for use in preparation of the Registration Statement, or the failure of such Selling Shareholder to comply with the covenants and agreements contained herein; provided further, that the indemnification contained herein with respect to any prospectus after it has been amended or supplemented, shall not inure to the benefit of any Selling Shareholder (or any person controlling such Selling Shareholder) from whom the person asserting such loss, claim, damage, or liability shall have purchased Common Stock, that are the subject thereof if, after copies thereof have been delivered by the Company to such Selling Shareholder, such Selling Shareholder shall have failed to send or give a copy of the prospectus as then amended or supplemented, as the case may be, to such person at or prior to the confirmation of such sale of such Common Stock, to such person and, if such loss, claim, damage or liability would not have arisen but for the failure of such Selling Shareholder to deliver the same.

     (c) The Warrrantholder agrees to indemnify and hold harmless the Company (and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any failure of the Warrantholder to comply with its covenants and agreements contained herein, or any untrue statement if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Warrantholder specifically for use in preparation of the Registration Statement, and the Warrantholder promptly will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Warrantholder shall not be liable for any amounts in excess of the proceeds it receives upon the sale of the Shares.

     (d) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person hereunder, such indemnified person shall notify the indemnifying person in writing of such claim

                                       8
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or of the commencement of such action and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein and, to the extent it shall wish, to assure the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof. In the event that the indemnifying party shall have assumed the defense of such action, such indemnifying party shall not enter into any compromise or settlement without the indemnified party's prior written consent, which consent shall not be unreasonably withheld, delayed or denied.

     (e) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for hereunder is due in accordance with its terms but for any reason is held to be unavailable or insufficient to hold harmless an indemnified party, the Company on the one hand and the Warrantholder on the other hand shall, in lieu of indemnifying such indemnified party, contribute to the aggregate losses, claims, damages or liabilities referred to herein (including costs of any investigation and legal and other expenses reasonable incurred in connection therewith, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted), in such proportions as is appropriate to reflect the relative benefits received by the Company and the Warrantholder from any offering of Common Stock and the relative fault of the Company and the Warrantholder in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company and the Warrantholder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission related to information supplied by the Company (including for this purpose information supplied by any officer, director, employee or agent of the Company) or to written information supplied by any officer, director, employee or agent of the Company) or to written information furnished to the Company by or on behalf of the Warrantholder specifically for use in the preparation of the Registration Statement or any amendment thereof or supplement thereto, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions hereof, in no case shall the Warrantholder be liable or responsible for any amount in excess of the proceeds received by the Warrantholder from the sale of the Shares included in the Registration Statement, provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes hereof, each person, if any, who controls the Warrantholder within the meaning of
Section 15 of the Securities Act or Section 20(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") shall have the same rights to contribution as the Warrantholder, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20(a) of the Exchange Act, each director of the Company and each officer of the Company who shall have signed the Registration Statement shall have the same rights to contribution as the Company, subject to the immediately preceding sentence. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties hereunder, notify such party or parties from whom contribution may be sought, and the omission so to notify such party or parties from whom contribution may be sought shall relieve the party or parties from whom contribution may be sought (if such party was unaware of such action, suit, or proceeding and was materially prejudiced by such omission) from any liability hereunder, but not from any other obligation it or they may have hereunder or other than under this Section 11.2. No party shall be liable for contribution with respect to the settlement of any action, suit, proceeding or claim effected without its written consent. The obligations of the Warrantholder to contribute pursuant to this Section 11.2 are several and not joint in proportion to its respective number of Shares included in the Registration Statement.

     11.3. Prospectus Delivery Requirements. The Warrantholder agrees not to make any sale of the Shares, pursuant to the Registration Statement without effectively causing the prospectus delivery requirements under the Securities Act to be satisfied. The Warrantholder acknowledges that there may occasionally be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to such Registration Statement has been filed by the Company and declared effective by the Commission or until the Company has amended or supplemented such prospectus. In the event that the Registration Statement has been suspended, the Company shall provide written notice of such suspension to the Selling Shareholder. In the event that such Registration Statement is no longer subject to such suspension, the Company shall provide written notice to such Selling Shareholder that such Selling Shareholder may thereafter effect sales pursuant to such Registration Statement.

     Section 12. Severability. The parties hereto intend that each section of this Agreement should be viewed as separate and divisible, and in the event that any section, provision, agreement or condition of this Agreement shall be held to be invalid, void, or unenforceable, such section provision, covenant or condition shall be enforced to the maximum extent permitted under applicable law and the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 13. Governing Law; Jurisdiction; Venue. This Agreement and the performance hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to such State's rules governing the conflicts of laws. In addition, each of the parties hereto irrevocably consents to the exclusive jurisdiction of the courts of the State of New York County of New York, and of any federal court located in the State of New York, County of New York, in connection with any action or proceeding arising out of or relating to, or a breach of, this Agreement, or any document or instrument delivered in connection with this Agreement.

     Section 14. Amendments. This Agreement may only be modified or amended by an instrument in writing signed by the Company and the Warrantholder.

     Section 15. Notices. All notices, claims, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by a nationally-recognized overnight courier, by facsimile, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

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                         if to the Company:

                         MangoSoft, Inc.
                         1500 West Park Drive, Suite 190
                         Westborough, Massachusetts 01581
                         Facsimile No.: (508) 871-7380
                         Attention: President;

                         if to Warrantholder, to the address set forth on the signature page hereto;

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of facsimile, when received, and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

     Section 16. Headings and Pronouns. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.

     Section 17. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter contained herein and supersedes any and all other prior or contemporaneous agreements, arrangements, and understandings, either oral or in writing, between the parties hereto with respect to the subject matter hereof. Each party to this Agreement acknowledges and represents that no representations, warranties, covenants, conditions, inducement, promises or agreements, oral or otherwise, other than as set forth herein, have been made by either party hereto, or anyone acting on behalf of either party.

     Section 18. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Warrant Agreement as of the date specified below.

                                    Number of Warrants:__________________
                                    Warrant Price: ______________________


Date: ________________________      By: _________________________________
                                        Print name:
                                        Title:

                                    WARRANTHOLDER

                                    Print name of Warrantholder on line below:


                                    ______________________________________

                                    By:___________________________________
                                        Print name:
                                        Title, if applicable:


                                    Warrantholder's address for notices:

                                    ______________________________________

                                    ______________________________________

                                    ______________________________________


                                    Facsimile No.:________________________

                                    Attention: ___________________________

                         [FORM OF WARRANT CERTIFICATE]

          THE WARRANTS REPRESENTED BY THIS CERTIFICATE, AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF SUCH WARRANTS, HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. SUCH WARRANTS MAY NOT BE SOLD, ASSIGNED, EXCHANGED OR OTHERWISE TRANSFERRED IN ANY MANNER AND SUCH COMMON STOCK MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.



                                                 WARRANT CERTIFICATE NO._____


                                MANGOSOFT, INC.

                       WARRANTS TO PURCHASE COMMON STOCK

     This certifies that, for value received, ______________________ (the "Warrantholder") is the registered owner of _________ warrants (the "Warrants"), each Warrant representing the right to purchase from MangoSoft, Inc. (the "Company"), at any time prior to 5:00 p.m., Eastern Time, on _____________________ (the "Termination Date"), one share of common stock of the Company, par value $0.001 per share (the "Common Stock") at an initial purchase price of U.S. $_______ per share of Common Stock (the "Warrant Price"). The Warrants are subject to, and each Warrantholder, by acceptance of this certificate consents to, all the terms and provisions of the Warrant Agreement by and between the Company and the Warrantholder, dated as of June 8, 2000 (the "Warrant Agreement"), pursuant to which the Warrants were issued. Any capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Warrant Agreement.

     The Warrants evidenced hereby may be exercised in whole or in part by presentation of this Warrant Certificate with the attached Purchase Form duly executed, and simultaneous payment of the Warrant Price for each Warrant exercised, or, if applicable, by cashless exercise pursuant to Section 3(b) of the Warrant Agreement, at the principal office of the Company. Payment of the Warrant Price shall be made at the option of each Warrantholder in cash or by certified or cashier's check.

     Upon any partial exercise of the Warrants evidenced hereby, there shall be executed and issued to the Warrantholder effecting such partial exercise a new Warrant Certificate in respect of the Common Stock as to which the Warrants evidenced hereby shall not have been exercised. These Warrants may be exchanged at the office of the Company by surrender of this Warrant Certificate properly endorsed for one or more new Warrants of the same aggregate number of shares of Common Stock as here evidenced by the Warrant or Warrants exchanged. No fractional shares of Common Stock will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. These Warrants are transferable at the office of the Company in the manner and subject to the limitations set forth in the Warrant Agreement.

     This Warrant Certificate does not entitle any Warrantholder to any of the rights of a shareholder of the Company.

                            [Signature page follows]

     IN WITNESS WHEREOF, the undersigned has executed this instrument as of the date specified below.


                                    MANGOSOFT, INC.





Date: ________________________      By: _________________________________
                                        Print name:
                                        Title:

                                 PURCHASE FORM

MangoSoft, Inc.
1500 West Park Drive, Suite 190
Westborough, Massachusetts 01581
Facsimile No.: (508) 871-7380
Attention: President

     Pursuant to Section 3 of the Warrant Agreement, the undersigned hereby irrevocably elects to exercise the right of purchase represented by this Warrant Certificate for, and to purchase thereunder, ___________________________ shares of Common Stock provided for therein, and requests that certificates for such Common Stock be issued in the name of:



                           Print name: ________________________________

                           Address: ___________________________________

                           ____________________________________________


                           Taxpayer Identification Number: ____________

     If this Warrant Certificate is hereby being exercised with respect to fewer than all the shares of Common Stock specified herein, please issue a new Warrant Certificate for the unexercised balance of the Warrants, registered in the name of the undersigned Warrantholder or his assignee as below indicated and delivered to the address stated below.

Name of Warrantholder(s)
     or assignee(s) (Please print): ___________________________________

Address:  _____________________________________________________________

Dated: __________________________


If entity, print name on line below:        Individual

____________________________________        By: _______________________
                                                Print name:

By: ________________________________
     Print name:
     Title:

     Note: The above signature block must correspond exactly with the name as set forth on the face of this Warrant Certificate.

                                ASSIGNMENT FORM

MangoSoft, Inc.
1500 West Park Drive, Suite 190
Westborough, Massachusetts 01581
Facsimile No.: (508) 871-7380
Attention: President

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:


                           Print name: ________________________________

                           Address: ___________________________________

                           ____________________________________________


                           Taxpayer Identification Number: ____________

the within Warrants, hereby irrevocably constituting and appointing _______________________ the undersigned's attorney-in-fact to transfer said Warrants on the books of the Company, with full power of substitution.

If entity, print name on line below:        Individual

____________________________________        By: _______________________
                                                Print name:

By: ________________________________
     Print name:
     Title:



     Note: The above signature block must correspond exactly with the name as set forth on the face of this Warrant Certificate.

                             CASHLESS EXERCISE FORM

MangoSoft, Inc.
1500 West Park Drive, Suite 190
Westborough, Massachusetts 01581
Facsimile No.: (508) 871-7380
Attention: President

     Pursuant to Section 3(b) of the Warrant Agreement, the undersigned hereby irrevocably elects to exercise the right represented by this Warrant Certificate for, and to receive thereunder without any cash payment, _______________________ shares of Common Stock of the Company (the "Common Stock") as provided for therein, and requests that certificates for such Common Stock be issued in the name of:


                           Print name: ________________________________

                           Address: ___________________________________

                           ____________________________________________


                           Taxpayer Identification Number: ____________

     If this Warrant Certificate is hereby being exercised with respect to fewer than all the Common Stock specified herein, please issue a new Warrant Certificate for the unexercised balance of the Warrants, registered in the name of the undersigned Warrantholder as below indicated and delivered to the address stated below.
Name of Warrantholder(s)
     or assignee(s) (Please print): ___________________________________

Address:  _____________________________________________________________

Dated: __________________________


If entity, print name on line below:        Individual

____________________________________        By: _______________________
                                                Print name:

By: ________________________________
     Print name:
     Title:


     Note: The above signature block must correspond exactly with the name as set forth on the face of this Warrant Certificate.